Exhibit 23.2

                              Consent of Appraiser



         This Firm prepared valuation appraisals during November and December 1997 (the "Appraisals") of the following properties for Windsor Park Properties 4, a California limited partnership ("Windsor 4"):

1. The manufactured home community in Salt Lake City, Utah known as Sunset Vista Estates; and

2. The manufactured home community located in Cheyenne, Wyoming known as Big Country Estates.

         A description of such Appraisals is included in the Consent Solicitation Statement of Windsor 4 dated April 23, 1999 (the "Consent Solicitation Statement"), a copy of which Consent Solicitation Statement has been supplied to and reviewed by this Firm.

         This Firm hereby:

         (i) consents to the inclusion of the Appraisals (with or without exhibits) in the Consent Solicitation Statement and related Schedule 14A of Windsor 4 (the "Schedule 14A") and related Transaction Statement on Schedule 13e-3 (the "Schedule 13E-3"), as an appendix or otherwise, in any form (whether in paper or digital format, including any electronic media);

         (ii) consents to the inclusion of descriptions of the Appraisals and this Firm in the Consent Solicitation Statement, Schedule 14A and Schedule 13E-3;

         (iii) consents to the naming of our Firm as an expert under the caption "Experts" in such Consent Solicitation Statement, Schedule 14A and Schedule 13E-3 and the filing of this Consent as an Exhibit to the Schedule 14A and
Schedule 13E-3; and

         (iv) consents to the photocopying and transmittal of copies of the Appraisals, or excerpts thereof, to any or all limited partners of the Partnership and such other parties as Windsor 4 deems appropriate.

                                                        LANDMARK VALUATION, INC.



                                                        By: /s/ Dale E. Washburn
                                                           ---------------------
                                                        Name: Dale E. Washburn
                                                        Title: President


Date: April 20, 1999


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